LEASE ADDENDUM

This amendment supplements and amends the provisions of the Lease Agreement dated August 21, 1998, by and between TARGUN PROPERTIES, INC. ("Lessor") and, NATIONAL SCIENTIFIC CORPORATION ("Lessee"). In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Lease, this Amendment shall prevail.

                     LEASE EXTENSION UNTIL SEPTEMBER 30,2001

Effective Date:            October 1, 1999

Rent Rate:                 $2300.00
Sales Tax:                 $  43.70
                           --------
Total                      $2343.70

Terms and conditions: Except to the extent inconsistent with the ten and conditions set forth above, all the conditions and covenant of Sat certain Lease Agreement dated August 21, 1998, as well as all exhibits, schedules, attachments, addendums of clarifications shall be binding upon Lessor and Lessee. This agreement shall not constitute an agreement by the Lessor and shall not be binding upon Lessor unless and until the Agreement shall be executed by both parties.

AGREED TO this 15th day of September, 1999.

LESSEE:                                     LESSOR:
NATIONAL SCIENTIFIC CORPORATION             TARGUN

BY: /s/ VERNON TRAYLOR                      /s/ MICHAEL TARGUN
    ---------------------------------       ---------------------------------
    VERNON TRAYLOR                          MICHAEL TARGUN

Its: Agent                                  Its: PRESIDENT